Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S–8 of our report dated March 29, 2010, relating to the consolidated financial statements of The Coast Distribution System, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, which appear in its Annual Report on Form 10–K for the year ended December 31, 2009.

/s/ BURR PILGER MAYER, INC.
San Francisco, CA April 14, 2010